Exhibit 99.2

Corrected Transcript

30-Mar-2021

Romeo Power, Inc. (RMO)

Q4 2020 Earnings Call

Total Pages: 22
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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

CORPORATE PARTICIPANTS

Sam Dundee	Lauren Webb
Director-Strategic Finance & BizOps, Romeo Power, Inc.	Chief Financial Officer & Director, Romeo Power, Inc.

Lionel E. Selwood, Jr.

President, Chief Executive Officer & Director, Romeo Power, Inc.

OTHER PARTICIPANTS

Gregory Lewis Analyst, BTIG LLC Jon D. Lopez Analyst, The Vertical Trading Group LLC Steven Fox Analyst, Fox Advisors LLC Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Gabriel J. Daoud Analyst, Cowen and Company, LLC Sean Milligan Analyst, Williams Trading LLC Noel Parks Analyst, TuohyBrothers Joseph Osha Analyst, JMP Securities LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen welcome to the Romeo Power's Fourth Quarter and Full Year 2020 Financial Results Call. My name is Abby and I'll be coordinating your call today. [Operator Instructions]

I would now like to hand over to our host of the call, Sam Dundee, VP of Finance and Strategy. Sam, please go ahead.

Sam Dundee

Director-Strategic Finance & BizOps, Romeo Power, Inc.

Thank you Abby and good afternoon everyone and thank you for joining us today for Romeo Power's inaugural earnings call. Apologies, we had a few technical difficulties and our earnings release should be coming out shortly. It will be posted on our website romeopower.com and on the Investor Relations home page.

Before we begin the substance of today's call, I want to remind everybody that the conference call will contain forward-looking statements, including our expectations of future results, sales, cost of inputs, market dynamics et cetera. Our actual results may differ materially from those projected in these forward-looking statements. Additional information concerning factors that could cause these results to different materially from those forward-looking statements are contained in our press release that will go out shortly after this call as well as in the disclosures to our public filings with the SEC. Today's call will also include a discussion of non-GAAP financial measures as that term is defined in Regulation G. Non-GAAP financial measures should not be considered in isolation from or as a substitute for financial information presented in compliance with GAAP. Accordingly at the

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

end of the today's press release, we've provided a reconciliation of these non-GAAP financial measures to the company's financial results prepared in accordance with GAAP.

With that, I'm happy to turn the call over to Lionel Selwood, Jr., Romeo Power's President and CEO.

Lionel E. Selwood, Jr.

President, Chief Executive Officer & Director, Romeo Power, Inc.

Thank you, Sam and good afternoon, to all. With me today is Lauren Webb, our Chief Financial Officer. We hope you have had a chance to review our earnings release, which we'll release in a few minutes. As most of you are undoubtedly aware, currently the worldwide market for battery sales is experiencing a significant shortage of certain high quality performance cells. That shortage has affected our ability to source adequate supplies of key battery cells critical to our specialized, high density battery solutions.

As a result, we are making material updates to our production and revenue outlook for 2021. However, I want to emphasize that we see this cell shortage as temporary and are confident it will not affect our intermediate and longer term opportunities. As reported by our cell suppliers, the current widespread cell shortage within the EV sector is driven primarily by accelerated demand as more EV companies have secured capital in the last 12 months and was exacerbated by supply chain and logistics disruptions caused by the pandemic.

While we saw accelerating demand for cells, the severity of quality cells shortage was unexpected as has increased dramatically over the course of the last several weeks. No one is more frustrated than the Romeo Power team about the delay in bringing our solutions to market caused by the global cell supply constraints, particularly now that we have the capital secured to execute our transition from an early stage innovator to a commercial enterprise with significant capital inflows.

I want to emphasize again that the cell shortage we are facing in 2021 is not expected to have a material impact on our committed backlog. However, the impact to our ability to generate revenue in 2021 is significant. Considering our expected cell supply for the remainder of 2021 will not be confirmed before Q2, we are conservatively projecting materially lower revenue than originally expected. Lauren will discuss this in more detail. However, we are working rigorously to secure the long term cell supply contracts needed to deliver solutions in a timely fashion.

To that end, we're pursuing three pathways to improve our access to cells. One, we're negotiating long term agreements with our preferred partners to secure allocation through 2028. And we expect to have an update over the course of Q2. Two, as you know, Romeo Power has a rigorous cell qualification process rooted in safety and reliability. And we are pursuing qualification of alternative high quality battery cell providers. We are focusing substantial efforts to qualify new suppliers in 2021. Three we're also evaluating strategic partnerships and seeking to make investments to drive innovation at the battery cell level. Our memorandum of understanding with Ecellix is a great example of this. We will keep you posted on progress in this key aspect of the business. And it's very important to note that the demand for our leading edge battery technology solutions has not changed and is in fact growing.

Let me go over a few business highlights [indiscernible]. We launched the Heritage Environmental fleet electrification program in collaboration with Heritage Environmental Services. Romeo Power will play a critical role in the electrification of 500 battery electric vehicles in Heritage's fleet between 2022 and 2025. Romeo Power and Heritage have selected participants for the fleet electrification program and we'll be announcing those participants soon.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Finally, as previously announced, we have formed a strategic alliance with Republic Services to collaborate on the development of Romeo Power's battery technology for use in Republic's electric refuse trucks, including a retrofit program to be completed in 2021. We're excited by the early success of the Heritage fleet electrification program and hope to replicate this success with Republic in the future. Our merger with RMG Acquisition Corp., which we completed in December 2020, added $336 million to our balance sheet, leaving Romeo well-positioned to manage through virtually any macro environment. As we progress from smaller volume production to a large scale supply of sophisticated battery technology for a vast array of customer sizes and types in the commercial vehicle space, we are confident that we will optimize our leverage to address any supply chain challenges that might arise. We have been winning thus far based on our unwavering commitment to delivering patented and leading edge battery solutions which exceeds our customers' expectations and the metrics that matter to them, safety, reliability, energy density, configurability and fast charging.

Romeo's market leading performance in these metrics translates to superior uptime, profit per mile and return on investment for our customer base. In fact, we continue to make R&D investments to refine our product technology to enhance our market leading position in the commercial electric vehicle space and expect to accelerate our growth in the coming years. Since announcement of the merger with RMG in October and close in December, the broader team and I have been very pleased with the increased level of engagement with new potential commercial partners, as well as those with whom we already are in conversation. The work we did over the last four years to build a strong foundation including trusted relationships with customers and suppliers alike to develop the industry's best technology, commercialize and deliver committed orders to plant and grow our seeds is paying dividends.

In 2021, the team and I are committed to executing our current strategy to continue diversifying our contract orders and our backlog to expand our partnerships with established operators to electrify their fleets which is showing promising early results. As we continue working hard, we signed agreements with an array of new partners. This includes new insurance companies in adjacent sectors and those with established product catalogs.

I would now like to turn the call over to Lauren Webb, our CFO to discuss our fourth quarter and full year 2020 results in greater detail.

Lauren Webb

Chief Financial Officer & Director, Romeo Power, Inc.

Thank you, Lionel, and hello everyone. Today, I will briefly recap some key takeaways from our fourth quarter and full year 2020 results and provide an updated outlook to the degree I'm able. With limited visibility on cell supply and pricing, we're challenged to give specific guidance for 2021. As the picture clarifies, we will update our outlook.

In the fourth quarter and during the full year 2020, we generated revenue of $4.6 million and $8.9 million respectively, largely reflecting several prototype contracts. We reported a net loss of $19.1 million and $41.8 million respectively. This included notable one-time items as follows: $3.6 million in stock-based compensation; and $3.9 million in forgiveness of a stockholder note receivable.

We reported full year 2020 CapEx and free cash flow, defined as cash flow from operations less CapEx, of $1.3 million and negative $31.2 million, respectively. Our common shares outstanding as of December 31, 2020 were 126.9 million. This excludes the impact of both the public and private warrants as part of the R&D transaction.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

On February 16, we stated that we would redeem all outstanding public warrants to purchase shares of Romeo Power stock. The redemption window closes at 5:00 PM Eastern Time on April 5. Assuming all warrant holders exercise their warrants, the impact of warrant redemption would be an increase in our shares outstanding of about 7.7 million shares and will result in just over $88 million in cash to Romeo Power's balance sheet, the impact of which will be fully recognized on our balance sheet on the quarter ending June 30, 2021.

Through today, we have received 1.8 million warrants – 1.8 million warrants have been exercised for approximately $21.4 million in cash. There is uncertainty regarding the accounting treatment for public and private warrants issued in connection with SPAC IPOs and in determining whether the warrants should be accounted for as equity or liability. As is common with many other de-SPAC-ed companies, we currently treat our warrants as equity in the presentation of our financials. However, we're working closely with our auditors to ensure this treatment will continue to be acceptable before filing our 10-K rather than file using an approach that could be rejected upon final determination by the SEC.

As a result, the numbers presented here are currently preliminary and unaudited. If the warrants were to be treated as a liability, there would be no impact to adjusted EBITDA. We will file our 10-K within the period of time allowed for a filing extension in order to be certain our accounting treatment will stand as filed.

If ultimately the required accounting treatment is deemed to be as liability, the impact to our financials will be non-cash. The changes would be as follows: a long-term liability for fair value of the public and private placement warrants as of December 31, 2020 for approximately $114 million to $138 million; $25 million to $35 million of gain on the change in the fair value of the public and private placement warrants between December 29, 2020 and December 31, 2020; our updated loss per share will range from $0.22 to $0.10.

Turning now to our outlook for 2021. As previously discussed, we'd expected to start generating more material revenues in 2021. However, as you all know, the global electric vehicle industry has gone through massive acceleration in the last 12 months. The demand for raw materials and high-quality cells has outpaced supply faster than anticipated. We are not the only company facing this issue, and we note that other major industry players have expressed similar concerns with high-quality cells supply and allocation. This issue is one we are working tirelessly to overcome.

To secure necessary cell allocation for FY 2022 and beyond, Romeo Power has taken the following steps in Q1 2021 to lay the groundwork for more access and more control of the downstream supply chain. We've negotiated long-term agreements with – we are negotiating long-term agreements with existing cell suppliers, we have developed a new relationship with novel cell chemistry maker Ecellix, and we are aggressively working to qualify high performance cells from alternative suppliers for commercial vehicle applications.

While cell constraints will be a prominent theme for the EV industry in FY 2021, we believe the slower year of production will allow Romeo Power to build upon our foundation for operational and manufacturing excellence to execute our business plan in FY 2022 and beyond. These foundational efforts include improvements and modifications to our capital expenditures and production capacity plan to enable 3 gigawatt hours of capacity for FY 2023, layer hiring of additional production head count to ensure we have a strong and cost effective manufacturing labor force, and the implementation of more robust enterprise resource planning tools to enable Romeo Power to become more data-driven and more interconnected throughout all areas of the organization.

We could not be more excited about the long-term prospects of our business. We're more confident than ever in our long-term pathway to success, and we know we can end FY 2021 in a stronger position with smart and prudent capital outlays, the right hires and confirmed access to cell supply for future years.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

I want to reiterate the unexpected limitation on cell availability has not in any way impacted customer interest in our battery technology nor has it impacted our confidence to meet or exceed revenue expectations in the longterm.

Our customers continue to see Romeo Power as their trusted electrification adviser and are looking to Romeo to help them navigate these challenging times. Recognizing the cell constraints for the short-term, we now expect revenue to be between $18 million and $40 million. As discussed earlier, we are well-positioned to emerge from FY 2021 prepared for a robust FY 2022 and beyond, and are confident in our ability to capitalize on supply stabilization to accelerate our revenue plan and partially capture the shortfall in expected FY 2021 revenue in future years.

Turning to costs. Given our current expectations regarding supply, we expect R&D-specific operating expenses to be in the range of $28 million to $30 million and capital expenditures to be $40 million to $45 million, of which approximately $35 million is directly attributable to production expansion and tooling necessary to reach our cost-down goals.

As mentioned earlier, we redeemed our outstanding warrants earlier this month, which is fully exercised with results in cash proceeds up to $88 million, partially mitigating our cash burn throughout the year. As of today, we have received warrant exercises for 1.9 million shares and received $21.4 million in cash.

In summary, we are working diligently to navigate the unexpected cell supply shortages facing the EV industry. And while these supply issues are delaying our revenue ramp, we continue to be confident in our business and in our ability to deliver value for all stakeholders in 2022 and beyond.

I'll now open the line for Q&A and then Lionel will offer some concluding remarks.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question comes from Gregory Lewis from BTIG. Greg, your line is now open.

Gregory Lewis Analyst, BTIG LLC	Q

Yeah. Hi. Thank you, and good afternoon, everybody, and thanks for the updated guidance. Could you provide a little more details around the change in that – in the 2021 revenue guidance, i.e., was that primarily related to a customer, one or two customers? Or – it seems, I imagine it wasn't just one thing, but any kind of color around that I think would be super helpful.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Sure, Greg. Thank you for the question. The change there is based on our visibility into cells that we have secured through the end of the year. And so, that number is slightly fluid based on ongoing negotiations to supply – to secure additional cells throughout the year. So, it's not related to a change with any one particular customer.

Gregory Lewis Analyst, BTIG LLC	Q

Okay. And then so, as we think about this realizing, and it's still early days in the formulation of your company. At a certain point, should we be thinking about – how should we think about the company position itself to potentially source cells? I mean, do we – should we expect you to kind of broaden out your supply chain this year or how should we be thinking about that as we look out to the higher growth years, which will largely be in 2022, 2023, and 2024?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Hi, Greg. So, first of all, thank you so much for joining, and nice to hear your voice again. So, like we laid out in the opening remarks, we have a three-pronged strategy. So, first and foremost, as Lauren touched on, this was related to cells, visibility into not only cells but the quality cells as you know. We have a rigorous process and we will not sacrifice safety, reliability just to drive volume if you will.

So, the three-pronged strategy is first and foremost when negotiations for long-term agreements to lock down allocation from 2021 through 2028, so long-term agreements with our primary preferred partners. The second pillar is exactly like I touched upon. There are suppliers that are being put through our qualification process but, as I said in the beginning, they're not ready for primetime as yet. So, we are dedicating resources to getting them ready and making sure that they qualify through our process.

And the third pillar is exactly what you touched on, right. We have been vocal with the fact that we will continue expanding and going deeper into the battery value chain whether it's with novel anode materials or the best cathode, the separators, et cetera to ensure that we continue pushing innovation in that regard, okay? So, it's lock down long term, which we have high confidence in doing via long-term agreements, qualifying Tier 2 battery suppliers, if you will, and then continue to push innovation down at the battery cell level.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Gregory Lewis Analyst, BTIG LLC	Q

Okay. Great. And then just as we think about some of what the new administration is talking about in terms of Buy America, I mean, clearly, that seems like it should be a key differentiator for Romeo. At this stage, is – are you guys compliant with Buy America? Is there diligence that needs – that the company needs? Is there any processes or we stand today we're ready to start selling into any Buy America orders that might pop up here as 2021 plays out?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Ready to go, Greg, for the compliance, as you know, probably designed, validated and produced in America and we are ready and compliant, okay? And we are very well-positioned to win any and all orders that will come up from the mandate from a performance standpoint.

Gregory Lewis Analyst, BTIG LLC	Q

Okay. Perfect. Thank you very much for the time, everybody.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Thank you, Greg.

Operator: Thank you. Our next question is from Jon Lopez from Vertical Group. Jon your line is now open. Please go ahead.

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

Hey. Thanks very much. Can you guys hear me all right?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Yes.

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

Fantastic. How are you, man? Good to hear from you. I have a couple of quickies -

[indiscernible]

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

Oh, good. I have a couple of quickies if I could. The first one is if I remember right and acknowledging it was a little while back, but the prior deck I think we had like a $310 million contracted backlog and maybe $2.5 billion in that neighborhood under negotiation. Are those metrics you can update for us as of year-end?

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Sure, Jon. So, that's actually – contracted backlog currently stands at $544 million, okay? And we're in deep discussions and have visibility into our multi-billion dollar backlog, right? And we're highly confident that throughout the rest of this year, we will be announcing additional partnerships. Something to just pay attention to is, as mentioned in the remarks, is from the Heritage fleet electrification program, we have selected the partners and we'll be communicating more about that soon.

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

Okay. Terrific. That's helpful. My second one, Lauren, I think relative to the initial thoughts for R&D this year, despite things being a little tighter on the supply side, I think you're actually spending a bit more on R&D than maybe you've been laid out prior. I'm wondering if I'm remembering that right, A. And then B, if that's right, is the delta there largely attributable to like qualification costs or like new cells or for new cell vendors? Is that the way to think about those metrics?

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

It is slightly more than what we had originally thought about. We've continued to develop what our innovation strategy looks like over the next three to five years. And despite the fact our revenue ramp is going to be a little bit slower, we are absolutely committed to continuing to invest and broaden the edge that we have in R&D. So, we will be spending for qualification of cells, for additional validation, et cetera, but then also on new technologies related to the next generation of our products. So, we're not slowing down on that at all.

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

Okay. Got you. That's really helpful. And then the last one, Lauren, if I think about the sort of capacity in the production side, one other clarification, I think you said 3 gigawatts – or 3-gigawatt hours, excuse me, by 2023. I think that's kind of unchanged. In other words, I thought the plan was like 1 gigawatt hour per year. Do I have that right?

And then secondly just on the cost side, I mean, I think one of the potential advantages, we want to put it that way, is just I think you guys can probably be a little more measured in how you tool those factories up, perhaps more automation and things along those lines. And so, as you think about gross margin, is there a benefit there as we go into 2022 and 2023, just maybe a little less manual, a little more automated?

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

That's exactly right, Jon. So, we are expecting to be in approximately the same place from a revenue standpoint by 2023 and definitely in the same place from a capacity standpoint. We just get to move ourselves to that place more efficiently. So, we will see economies of scale with our CapEx providers as we design and purchase certain things together. And then we'll be able to be more efficient with our hiring plan, make sure that we bring people on as we have more automation in place. So, there will be a positive impact to our gross margin the way we've projected this with the slower ramp.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Jon D. Lopez Analyst, The Vertical Trading Group LLC	Q

All right. That's helpful. I'll duck out. Thank you very much.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Thanks, Jon.

Operator: We now have a question from Steven Fox from Fox Advisors. Steven, please go ahead.

Steven Fox Analyst, Fox Advisors LLC	Q

Thanks. Good afternoon, everyone. Couple questions from me. First of all, in terms of looking at some of these long-term supply agreements, I would imagine that there would also be pricing pressure associated with it. So, I'm having trouble understanding how the gross margin impact is sort of net neutral over a three-year period? Can you sort of dig into some of the expectations for terms and agreements on a long-term supply agreement and how maybe your customers can help you lock down favorable supply? And then I had a follow-up.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Hey, Steven. First of all, good afternoon, and thank you for joining. Just from the long-term agreement standpoint, as I've communicated prior, two pillars, one, ensure an allocation of quality supply long term. Okay. So, we want to ensure again that we have the highest quality. And the second pillar would be continuous innovation. So, those are the two pillars from a [indiscernible] standpoint, maybe some co-investments from our line expansion and capacity standpoint, again just locking down that from 2021 through 2028, which we're in active discussions with.

So, that's how the structure that we're looking at from the preferred partner standpoint. And of course, from a pricing standpoint, I won't go into the direct contracts now but of course there will be some, near term pressures on prices. But there will eventually be a catch-up clause to get in-line with expectations over the course of the long-term agreement.

Steven Fox Analyst, Fox Advisors LLC	Q

Thanks for that. And then just as a follow-up, can you talk about – maybe to put in perspective, you talk about high-quality sales and how things have changed. Can you give us a better sense for maybe the relative challenges of sourcing the types of cells you are looking for and how quickly you can sort of get back on track with getting the supply chain back to where you think it should be? And then just one clarification, Lauren...

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Yes.

Steven Fox Analyst, Fox Advisors LLC	Q

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

...did you say that you expect the warrants to cover the cash burn for the full calendar year 2021? Thanks.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

I'll cover the cash burn question first and then turn it to Lionel about the cells. So, no, the $88 million, if all warrants were exercised would not cover the full cash burn for the year, but that would offset the cash burn there. And we're not saying that all warrants will be, but that $88 million would be for the full number if they were exercised. We're not, at this point, giving what our expectation is on the cash burn until we have some of these long-term agreements locked down because there are some fluctuation in what those expectations will be until that's done.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Yeah. And then Steven, [audio gap].

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

I am so sorry. I accidentally muted Lionel. Please.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Oh, sorry. I apologize, Steven. So, from the cell standpoint, from our qualification process, we not only look at open end metrics such as open socket voltage ensuring that the battery cells are performing in line with the data sheets if you will. But we care about well the ability from a manufacturability standpoint in our process, fast charge capability and quite frankly the ability for the cell to perform over the medium, long term because as you know in the CV space, our customers require long term performance. So, as we said in the opening remarks, we expect an update on Q2. So, that is still in line with expectations from a long-term agreement standpoint. So, from there, we'll be able to signal more in terms of the definitive details in our LTA.

And then, in the second question, again, we've been developing the tier 2 suppliers for a while as you know. So, we anticipate driving. We've down selected to an additional two preferred if you will, and we'll continue driving development of them throughout 2021.

Steven Fox Analyst, Fox Advisors LLC	Q

Great. Thank you for the color.

Operator: We have a question now from Adam Jonas from Morgan Stanley. Adam, please go ahead.

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

Hey, Lionel. Hey, everybody. So, I want to go to the...

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Hey, Adam.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

...hi, the cell supply sequence. Can you take us through – I believe in your prepared remarks, you said it was in the last few weeks, maybe did I hear three or four weeks, I just kind of want to hear how that went down when you first realized there was a serious problem with the supply that cut the revenue? Because part of the story I thought was your – you have four suppliers – four main cell suppliers, do you whittle down through your selection process from I get you get hundreds, then ten to four? And part of the investment thesis on this was that because you had spread out these relationships across the four of the best cell suppliers in the world that we could have really managed the risk or at least had visibility on something like this. So, I'm curious when did it first come up? And was it all four cell suppliers at the same time or is there kind of a disproportionate dependency on one or two of them? My first question.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Hey Adam. Thanks again for joining. So, just a quick clarification, four part numbers, not four different cell suppliers. So, our preferred cell suppliers that we put in the forecasts are LG and Samsung, okay. So, I just wanted to clarify from...

[indiscernible]

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

Okay. Four different cell suppliers. Pardon me. Pardon me. Yes. Okay.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Correct, four different cell suppliers.

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

So, were they simultaneous? Did they both – did Samsung and LG both really well capitalize really the top of the pile in terms of quality, I think, really, we'd agree it was the simultaneous thing? Was it – and then how did that – how did they go down? Would have thought you had some – make better visibility in a few weeks on that?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Yeah. So, Adam, just from a kind of dual – in a dual fashion, quite frankly, as you know, with these two suppliers, the biggest thing is high quality, okay? So, from a high quality standpoint, that's the number one metric. And historically you could have lead times of 12 to 15 weeks, okay? And lead times are continuously being pushed out, okay? So, as we were in discussions with our partners, this allocation decisions, as we say, will be given in April. As you know, they're expanding the capacity and they're struggling. Some maybe we focus in with the pandemic issues, et cetera. So, I want to be clear as it's typically is 12 to 15 weeks lead time from – for our high-quality battery cells to come in the door and lead times have been pushed out. And Q2 allocation specifically for 2021 will be given in April. But again Adam, before your second question, we are working from a long-term agreement standpoint to ensure that we lock down allocation from now till 2028.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

Okay. Because again one of the natural questions is if it happens so early, right, on your – man, this is your very first conference call as a publicly-traded company, but a lot of folks are going to wonder how do we ensure that this doesn't happen again. But I think that, to your point, you're trying to – that's your challenge and your opportunity with these pathways. On the question on – so my follow-up is on cash flow....

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Wait, wait, Adam. Sorry.

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

...yeah. Please go ahead.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Can I – if – sorry to interrupt you. Let me just be clear with your comments that you're saying. I just want to be clear how can you ensure it'll happen again, so one, and I said and I reiterate, highly confident in our visibility and that we'll be announcing additional deals throughout 2021.

Like I said, when I talk about how do you ensure it will happen again, we're well capitalized and we have the balance sheet to support long-term agreements with our preferred partners, which can include line investments, as well as co-investments for facilities. As you know – I know you're an expert in this. You know how these deals are structured.

So, now that we went public, we're able to be capitalized to do these types of deals. So, we're highly confident in our outlook from a pipeline standpoint. And also, we're well capitalized to execute upon that front. So, the fact that we are in discussions for LTA throughout 2028 shows you the vigor and confidence we have in our outlook as well as the capital allocation necessary to lock these down long-term. So, we'll no longer be spot buying, which is what we're talking about. It will be a structured long-term agreement from 2021 through 2028.

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

That's very helpful, Lionel. And that kind of leads to my next question, which is you've got $292 million of cash at the end of the year, and you've outlined the CapEx, the OpEx, the R&D, the potential for warrants to fill the gap within a range, right? And then you say that there's cash burn on top of that that you're not going to – that you want to wait until there's clarity to – before you give more visibility on a full year cash flow, because that is kind of from a shorter-term perspective, that is probably the number one thing is the burn rate versus what you have in the tank this year, right?

And so, I guess my question is, what is the nature of the cash usage, the calls on cash beyond OpEx and CapEx? Is it – I'm not asking for the amount because we don't know that – you don't know that, but is it related to capital that you might need to set aside or have to spend upfront or commit in order to secure those long-term contracts? Is there some other – what are the – or some other draw on cash? And I'd love to know the order of magnitude, I'm not expecting we're going to get that on this call tonight, but just if you can't give us the order of magnitude of

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

what that – what other calls on cash that could be this year, if you could tell us what the character and nature of them are that would be very helpful. And that's all I have? Thanks.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Sure. And I won't give you the order of magnitude today, but you're thinking in exactly the right vein. And that is we're preparing that we could make investments with some of these – of some of the expected long-term cell suppliers. We also are willing to make investments potentially with new cell suppliers so that there is not such a small group that we would all be supplied with – supplied by, excuse me, in the future. So, our intent here is to make sure that we are – we can be as opportunistic as we need to be to establish a robust and very diverse cell supply and even explore going into other parts of the value chain if that would be beneficial and additive to our business over the long run. So, those are the things that we are looking at outside of CapEx and OpEx.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

And Adam, let me be clear. And I'll answer your last question. So, from a...

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

Yeah.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

...technology standpoint, we're not slowing down, okay? We're a technology company first and foremost. I – so – and in the past, you and I have discussed the fact that we're pulling innovation pillars at all levels. So, we are focused on ensuring the access and innovation in the battery cell standpoint, where we're extremely focused on continue to highlight and expand our software capabilities to add ecosystem services as well as continue and optimize in our hardware standpoint. So, I want to be clear before [indiscernible] one, highly confident in the pipeline that we see. From a technological standpoint, our innovation road map is extremely robust and that's where we'll be spending a majority of the funds to continue extending the gap between us and others.

Adam Michael Jonas Analyst, Morgan Stanley& Co. LLC	Q

Appreciate it, Lionel, and thanks for that explanation. I wish you the best of luck.

A

Thank you, Adam.

Operator: Our next question comes from Gabe Daoud from Cowen. Gabe, please go ahead.

Q – [0CX68V-E Gabe Daoud]>: Hey. Good afternoon, Lionel, Lauren and everyone else. Thanks for all the color so far. I guess I was just hoping to maybe just start a line on the $2.2 billion and contracts that are in advanced negotiations as you mentioned. Could you maybe just remind us the customer makeup of that $2.2 billion relative to the customer makeup of the contracted backlog of $544 million?

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Sure. Good afternoon. So from – so the contracted revenue is $544 million as we touched on before from in terms of makeup. We have, in terms of makeup, in terms of our customer mix, we have some [indiscernible] including Lion Electric as well as Nikola as well as some others. Now in terms of the pipeline what we are focused on is diversification. So, we're in deep discussions with if you will incumbent names to onboard and diversify the backlog. So, that's the makeup as we see it. And I want to be clear in the deals that we are doing or are in discussions with our long-term agreements, they are robust deals and they are based in our technological advancements as well as continuous winning from a commercial vehicle standpoint. So, that's what we're focused on. I mean, to be transparent, of course, there's opportunities to continuously grow the contract that we currently have on the books, but we're focused on diversifying with incumbent OEMs.

Gabriel J. Daoud Analyst, Cowen and Company, LLC	Q

Thanks, Lionel. That's helpful. And then, I guess this as a follow up not to beat a dead horse so to speak but on the contract with cell providers and the negotiations, do you fully anticipate providing us with an update on this fairly soon to give the Street and the market just some more comfort and visibility as you mentioned? I guess when should we expect another update on this from you guys this year?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Yeah. You will get an update in Q2. And again, it's rooted. I want you to leave the call update in Q2 rooted in a long term agreement locking down allocation between 2021 and 2028. And it may include some co-investment endeavors. So, I want to be clear, it's not spot buying. We're confident in the demand outlook that we're seeing which has given us confidence to sign up for a long term agreement with our preferred battery cell providers. So, Q2, we'll give you an update.

Gabriel J. Daoud Analyst, Cowen and Company, LLC	Q

Got it. Got it. Thanks, Lionel. And then actually just one more quick one. Lauren, if I could, just a clarification, so I mean more or less you do expect to be in the same place on both the, I guess, top line revenue standpoint and capacity standpoint and maybe even margin standpoint by 2023 despite some of the issues. So 2022, if I think about what you've laid out and some of the prior materials is that should we expect the top line for 2022 to be a bit impacted by this as well?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

We are still assessing the impact to 2022. So, I won't give you what our forecast is for that number exactly at this time. But we believe that we will be able to offset the short term hit that we're taking now and be able to recapture some of that in outer years and certainly starting in 2023 if not before. And we would intend and we believe that it will be before that. But I won't be able to give you numbers on that until later.

Gabriel J. Daoud Analyst, Cowen and Company, LLC	Q

Got you. Got you. Okay. Thanks, everyone.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Thank you.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Thank you.

Operator: Our next question comes from Sean Milligan from Williams Trading. Sean, please go ahead.

Sean Milligan Analyst, Williams Trading LLC	Q

Hi, guys. The shortage in the cells this year and the inability to deliver power packs, does that impact any of the contracts or trigger anything in the contracts and the backlog?

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

We – hi, Sean thanks for joining and thanks for the question. We don't expect any impacts to our backlog. We're working very closely with our customers and working with them on adjusting the timeframes and they are aware that this is an issue that affects more than just Romeo, so we are not expecting that there is any hits to the overall backlog, just a matter of timing.

Sean Milligan Analyst, Williams Trading LLC	Q

Okay. Thanks. And then can you address – I don't know if you can talk to this but the BorgWarner JV, obviously they invested or purchased another company in Europe, so just trying to think about how – what's the right way to think about the JV moving forward?

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

There's no change to the JV that we have reported one at this time. We continue to pursue business together in the European and Asian markets at this time and that's our core focus today and there's – there are no changes.

Sean Milligan Analyst, Williams Trading LLC	Q

Okay. Thanks.

Operator: We have a question. My apologies. We have a question now from Noel Parks. Noel, please go ahead.

Noel Parks Analyst, Tuohy Brothers	Q

Good afternoon.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Good afternoon.

Noel Parks Analyst, Tuohy Brothers	Q

I have a couple of questions. You did mention that despite the near-term issue with tax, you see no changes to customer interest and you also mentioned the goal of diversification of the customer base. So, I'm just curious, can you just talk about what your sales team are seeing, are there any changes to customer decision points as far as what customers are looking at in your offering as opposed to competitors?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Sure. Sure. Look from a commercial vehicle standpoint, a planned profit per mile safety, right. So, what are the decision points? What we're seeing is actually an acceleration of these questions and interest and foot traffic if you will into the facility. And what they're looking for is long-term technological advances. And quite frankly, they want the trucks to perform as they switch from ICE to BEV flawlessly. It's a longer oriented, especially if you look at incumbent OEMs. They care about technology and that's what matters the most.

So, we're seeing deep discussions and that's why you keep hearing me say I'm highly confident in additional longterm agreements this year because they come in and they bring their technical team. They go through all of our facilities, all of our designs and we always beat competitors on safety, reliability, energy density, configurability, and fast charging, that is the case.

So, what we're going to be focused on again is diversifying the order book and the leading indicators you should be looking at are quite frankly are the tougher portions of the industry, whether that's Class 6 to Class 8 severe duty vehicles over the road et cetera. So, that's what we're seeing. We're seeing that customers are interested in electrifying their fleets, but only with technology that will enable that business model to make sense and they are coming back to Romeo every time.

Noel Parks Analyst, Tuohy Brothers	Q

Great. Thanks. And just sort of larger or big picture question. Just interested in what your thoughts are on the lithium market, where we stand now? Bit by bit, quarter-by-quarter, we get a little bit closer to some of the large and new supplies hopefully coming online globally. So, any thoughts you had there would be great?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

So, I think, look, I think, as you see this demand that's really transitioning, not only from the regulatory pressures but you have all of the fleet managers committed to electrification on the entire value chain. So, it's getting more and more from a demand standpoint. And what we're focused on again is figuring out how to lock down our partners on our value chain over the long-term.

So, in the front-end of the business, we are going full speed ahead 2021 through 2028 because again we are very confident in our demand picture. So, that's on the front-end side of the business. But also on the back-end of the business, one thing we haven't really touched on is our battery recycling collaboration where it is environmental.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

So, we're really focused on quite frankly eliminating the mines, okay. So we are focused on ensuring that whatever raw materials come out, 100% of those will be recycled in the future. As you know, less than 10% of those materials are recycled today. So, what we care about is ensuring something, recycling the material and introducing it back into the front of the value chain. And the end customer feels no different, okay. So, front-end is long-term agreement, back-end is recycling. But we see the demand picture that will continue to grow with this particular material going forward. And that's how we're tackling this at both ends of the business.

Noel Parks Analyst, Tuohy Brothers	Q

Great. Thanks. And just a housekeeping question. I'm sure this will be in the 10-K, but if you have the number handy, where does the employee count stand now? I think the last year we had was as of September 30.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

We're actually today about 190.

Noel Parks Analyst, Tuohy Brothers	Q

190. Okay. Great. Thanks so much.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Thank you.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

You're welcome.

Operator: We have the question now from Mr. Joseph Osha from JMP Group. Joseph, please go ahead.

Joseph Osha Analyst, JMP Securities LLC	Q

Hello, everyone. Thank you for the comments.

Lauren Webb Chief Financial Officer & Director, Romeo Power, Inc.	A

Hello.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Hello.

Joseph Osha Analyst, JMP Securities LLC	Q

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Hi. Hi. So, a couple of questions. First, Lionel, you'd mentioned earlier that you've been now buying on the spot market. That makes sense. Whenever you're in an environment like this and everybody wants the same thing which is low cobalt cells from Korean manufacturers, everyone's sort of struggling to get the same long-term agreements in place that you are. So, my first question is, do you actually intend to go out and try and contract all of your volume or are you still going to be an opportunistic spot buyer in the market as opportunities present themselves?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

So, look – I'll be – I'm going to be – first of all, thank you for the question and thanks for joining. We'll continue to be opportunistic, okay. What the demand picture that's in front of us, honestly we will consume and deliver as much battery cells as we can get. So, we're going to lock down because it's not only battery cells, it's the quality of those cells, like I said, right. So, making sure that we have access to those quality cells long-term is of critical importance. And again in Q2, we'll update you on the pillars of that agreement and who it's with. But holistically, we'll continue to look forward and add to our foreseeable future from the hedge fund program that we've stood up like we've done with PCBA components, right.

So, we will lock down long-term, but also continue to be opportunistic. And to be honest, the opportunistic portion is really to bolster the Tier 2 program if you will. And our Tier 2 program again are the battery cell suppliers that are not ready for prime time and we will actively go out and just try storm them, right. So, the Tier 2 is already in our facility, but there may be a Tier 2 or Tier 3 that's promising and we just want to grab it and start testing early. So, I don't want to close any window. I'm going to go out and contract my demand that we're seeing that we're highly confident we'll be announcing and then I'll continue to keep that spot by the door open as well.

Joseph Osha Analyst, JMP Securities LLC	Q

Right. Because the reason I ask look it's – it was through a DRAM, it's through [indiscernible], no Tier 1 supplier is going to write you a sweetheart long-term deal at this point if they can make more money selling to desperate spot buyers right. It's just what it is. I guess my second question is...

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Well, can I – sorry. Can I do [indiscernible]. No sorry [indiscernible] but let me be clear also with cell partnerships, right, it's really, yes, spot buying but what's important is our reputable partner that can help grow their business. So, quite frankly the technologies that we have put in on the road and the quality of the order book that we will continue building is very attractive to our preferred partners.

So, I want to be clear so as why would they lock down? Well, as we've communicated in our demand outlook and what we see and the high confidence opportunities, they're also having in. Our goal is to be the premier foundational technology provider to the commercial vehicle space as you know. So, it's a win-win for us and a win-win for our preferred partners as we continue pushing that strategy. We have deep visibility into our multibillion dollar pipeline and we have deep visibility into supply. These agreements don't happen overnight, especially with the quality of agreements that we're going after. We're not into the buying business. We're not going to enter in deals that we can't stand behind. So, both on the customer side and on a battery cell side, the details of the partnerships matter more than anything else and we have high confidence that we'll be putting quality deals throughout our time growing the business.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Joseph Osha Analyst, JMP Securities LLC	Q

Okay. That point is well taken. Thank you. And then, my second question is obviously you've designed to specific RFPs and so forth. But as this continues, do you all talk internally about saying, hey, maybe we should do an LFP product or hey, I don't know offhand if you guys are building on 2270s or 18,650s, hey we'll take some 18,650s and build that product if we can't get 2270s. Is there any sort of flexibility in terms of what your product profile looks like that you can exploit?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Sure. So, we're agnostic. We can do any of it. We can do any of it. So, that's why if you notice, we keep saying quality, quality cells. We can do any of it. But again, the main thing I've been seeing from the commercial vehicle space is I want the truck. If a customer has a truck that needs to go 250 miles to 300 miles while he or she is ICE that truck has to go the same or better as he or she switches to BEV. So, we can't do anything. But what we pride ourselves on is ensuring that we match not only the overall solution but especially the battery cell solution to ensure that our customer will be winning. So, LFP or [indiscernible] that's fine. We are cell agnostic. That's just a jumping upbeat and that's fine. But what is not fine is our promise of 300 plus miles currently now half to 150 million. That will not fly and I will not allow Romeo Power to be an auto run technology company. So, that's the decision metrics that we go through as we are deciding upon which battery cells to utilize in our solutions.

Joseph Osha Analyst, JMP Securities LLC	Q

Okay. Thank you. And then my last question is simple one. Obviously, the companies that are hanging out there everybody knows about are CATL [indiscernible] Chinese, right. Is it viable for you in this political environment and so forth to have a Chinese cell supplier, can you comment on that?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

Well, from a – like I said, we're staying open. Again, what we're looking for is the highest quality cells, especially in a commercial vehicle space. This is extremely critical. This is why we've communicated that our preferred partners within our presentation are LG and Samsung. I keep telling Street or keep telling my partners, battery cells are not created equal. They are not. So, if there is a technological winner, we'll stay open. We'll lock that down. And like I said, we'll continue pushing on developing Tier 2 players, but also we're making investments deeper in the value chain to ensure that we're driving down there. So, I want [indiscernible] political landscape, but what I want to say is what drives our decision is safety, reliability and quality. And as of right now, our preferred partners are LG and Samsung.

Joseph Osha Analyst, JMP Securities LLC	Q

Thank you for your answers.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

You are welcome and thank you for your questions.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

Operator: We have a follow-up from Sean Milligan from Williams Trading. Sean, please go ahead.

Sean Milligan Analyst, Williams Trading LLC	Q

Hi. Can you – just a follow-up. Can you talk about if you are to co-invest in a cell manufacturing line, kind of the lead time for that production to come online?

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

I can't comment – I can't comment on the specifics of that until we give you the updates in Q2. But again, let me tell you the elements. The elements is locking down from 2021 through 2028, and working with our partners to understand the timing, the allocation, as well as other details that we will be updating you on in Q2.

Sean Milligan Analyst, Williams Trading LLC	Q

All right. Thank you.

Lionel E. Selwood, Jr. President, Chief Executive Officer & Director, Romeo Power, Inc.	A

You're welcome. Thank you for the follow-up.

Operator: So, I can confirm we don't have any further questions. So, I'll hand back over to the management team for any closing remarks.

Lionel E. Selwood, Jr.

President, Chief Executive Officer & Director, Romeo Power, Inc.

Thank you all for your time and attention today. Let me wrap up by saying that in spite of certain market challenges to secure cells that are facing the entire EV sector, this is an exciting time at Romeo Power. We're an emerging company, ready to scale and seeing encouraging market reaction to our solutions thus far. Our committed backlog and associated future visibility to future backlog growth validate technology superior. Our business plan is solid. We're well capitalized and will continue to invest in new technologies and leading EV innovations to stay ahead of the course. Our home grown suite of value modules continues to exceed customer demand for expected range, charged capability and safety. As we continue our journey now as a public company, we are eager to continue expanding our competitive moat, adding new customers to our roster and reaccelerating our growth path once sales supply normalizes.

Before I conclude, I would like to thank our 193 team members for your hard work and commitment to ensuring Romeo Power success. There's no one more proud of you are than myself and executive management team. We have what it takes to face challenges. But all of us at Romeo Power are confident in our future and exciting prospects ahead. Thank you. We look forward to future discussions with you including at the Bank of America Auto Summit tomorrow.

Operator: Ladies and gentlemen, this concludes today's call. Thank you for joining and you may now disconnect your lines.

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Romeo Power, Inc. (RMO)	Corrected Transcript
Q4 2020 Earnings Call	30-Mar-2021

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